EXHIBIT 10.17

AVX CORPORATION

2014 STOCK OPTION PLAN

1.  Adoption and Purpose.  The Company hereby adopts this Plan providing for the granting of stock options to selected employees of the Company and its Subsidiaries.  The general purpose of the Plan is to promote the interests of the Company and its Subsidiaries by providing to their employees incentives to continue and increase their efforts with respect to, and remain in the employ of, the Company and its Subsidiaries.

Options granted under the Plan may be "incentive stock options" within the meaning of Section 422 of the Code or "nonqualified stock options", and the specific type of option granted shall be designated by the Committee upon grant.

2.  Administration.  The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"), or, at the discretion of the Board from time to time, the Plan may be administered by the Board.  It is intended that at least two of the directors appointed to serve on the Committee shall qualify as (a) "outside directors" within the meaning of Section 162(m) of the Code and the regulations thereunder and (b) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer stock options that are made to participants who at the time of consideration for such stock option are, or who are anticipated to become, either (i) a "covered employee", as defined in Code Section 162(m)(3) or (ii) a person subject to the short-swing profit rules of Section 16 of the Exchange Act.  However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan.  To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 2) shall include the Board.

Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to administer the Plan and to exercise all powers and authority either specifically granted to it under the Plan or necessary and advisable in the administration of the Plan, including without limitation the authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms of all options granted under the Plan (which need not be identical), the purchase price of the shares covered by each option, the individuals to whom and the time or times at which options shall be granted, whether an option shall be an incentive stock option or a nonqualified stock option, when an option can be exercised and whether in whole or in installments, and the number of shares covered by each option; and to make all other necessary or advisable determinations with respect to the Plan.  The determination of the Committee on such matters shall be conclusive.

The Plan shall be governed by and construed in accordance with the laws of Delaware. To the extent permitted under Delaware law, the Board or the Committee may expressly delegate to any individual or group of individuals some or all of the Committee's authority to grant awards under this Plan, except that no delegation of its duties and responsibilities may be made with respect to awards to any participant who is, or who is anticipated to be become, either (i) a "covered employee", as defined in Code Section 162(m)(3) or (ii) a person subject to the short-swing profit rules of Section 16 of the Exchange Act.  The acts of such delegates shall be treated hereunder as acts of the Committee, and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

3.  Participants.  The Committee shall from time to time select the Corporate Officers and key employees of the Company and its Subsidiaries to whom options are to be granted, and who will, upon such grant, become participants in the Plan.

4.  Shares Subject to Plan.  The Committee may not grant options under the Plan for more than 10,000,000 shares of Common Stock, subject to any adjustment as provided in Section 13 hereof.  Shares to be optioned and sold may be made available from either authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased on the open market.  Shares that by reason of the expiration of an option or otherwise are no longer subject to purchase pursuant to an option granted under the Plan will again be available for issuance under the Plan.

5.  Limitation on Number of Options.  The aggregate Fair Market Value (determined as of the time an incentive stock option is granted) of the stock with respect to which incentive stock options granted to an employee under the Plan are exercisable for the first time during any calendar year may not exceed $100,000, or such limit as may be amended in the Code.  To the extent that this dollar limitation is exceeded, the excess options shall be deemed to be non-qualified stock options.

Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 13), the maximum number of shares of Common Stock with respect to one or more options that may be granted during any one calendar year under the Plan to any one participant shall be 1,000,000.

6.  Grant of Options.  All options under the Plan shall be granted by the Committee or such person delegated by the Committee pursuant to Section 2.  The Committee or such delegate shall determine the number of shares of Common Stock to be offered from time to time by grant of options to employees who are participants of the Plan (it being understood that more than one option may be granted to the same employee).  Notification of the grant of an option shall be issued to the participants. Such notification shall include the vesting schedule, the term of the option and any additional rules or exercise rights specific to the grant. The grant of an option to an employee shall not be deemed either to entitle the employee to, or to disqualify the employee from, participation in any other grant of options under the Plan.

7.  Option Price.  The purchase price per share of the Common Stock for any option granted under the Plan shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value per share of the Common Stock at the time the option is granted.  Notwithstanding the foregoing, no incentive stock option shall be granted to an employee who, at the time of such grant, is a Ten Percent Shareholder unless the option price per share is at least 110% of the Fair Market Value per share of the Common Stock subject to the incentive stock option at the time the option is granted.

8.  Option Period.  The option period will begin on the date the option is granted, which will be the date the Committee authorizes the option.  No option may terminate later than the day prior to the tenth anniversary of the date the option is granted; provided,  however, that an incentive stock option granted to an employee who, at the time of such grant, is a Ten Percent Shareholder shall not be exercisable after the expiration of five years after the date of grant.  The Committee may provide for the exercise of options in installments and upon such terms, conditions and restrictions as it may determine.

9.  Exercisability of Options.  The Committee shall prescribe the installments, if any, in which an option granted under the Plan shall become vested and exercisable.

On the last date worked by any participant, whether due to voluntarily termination or his employment with the Company or Subsidiary is terminated for Cause, neither the Company, the Parent nor any Subsidiary shall have any further obligation to the participant hereunder, and the options (whether or not vested) shall immediately terminate in full.

In the event a participant's employment is terminated by the Company for any reason other than for Cause, options may be exercised, to the extent vested and exercisable as of the last date worked by the participant, by the participant in accordance with its terms but in no event beyond the earlier of (x) 90 days after the last date worked by the participant, unless such period is extended in the discretion of the Committee, or (y) the scheduled expiration of such options.

10.  Payment; Method of Exercise.  Payment shall be made in cash or in shares of Common Stock already owned by the holder of the option (valued at Fair Market Value on the date of exercise) or partly in cash and partly in such shares; provided, however, that if shares are used to pay the exercise price of an option, such shares must have been held by the participant for at least such period of time, if any, as necessary to avoid variable accounting for the option.  The Committee, in its sole discretion, may authorize additional methods by which the exercise price of an option may be paid (including "cashless exercise" arrangements), and by which shares of Common Stock shall be delivered or deemed to be delivered to participants.  No shares may be issued until full payment of the purchase price therefore has been made, and a participant will have none of the rights of a stockholder until shares are issued to him.

Options shall be exercised by  notice to the Company.  Such notice shall state that the holder of the option elects to exercise the option, the number of shares in respect of which it is being exercised and the manner of payment for such shares or cashless exercise and shall be accompanied by payment of the full purchase price of such shares.

11.  Withholding Taxes.  The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the participant's FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan.  If shares of Common Stock are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such shares must have been held by the participant as fully vested shares for such period of time, if any, as necessary to avoid variable accounting for the option.  With respect to withholding required upon any taxable event under the Plan, the Committee may require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the option shares of Common Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee may establish.

12.  Rights in the Event of Death, Retirement or Incapacity.  If a participant's employment is terminated due to death, Retirement or Incapacity prior to the termination of his or her right to exercise an option in accordance with the provisions of his or her stock option without having fully exercised the option, then the total number of shares of Common Stock then underlying the option shall thereupon become exercisable.  In the event of Retirement, such exercisable options may only be exercised prior to the earlier of (x) 5 years after the last date worked by the participant, or (y) the scheduled expiration of such options.  In the event of a termination of a participant's employment due to death or Incapacity, or a participant's death following his or her termination of employment during the period in which his or her option remains exercisable, then notwithstanding the foregoing, such option may be exercised to the extent the option could have been exercised by the participant, by the participant's estate or by the person who acquired the right to exercise the option by bequest or inheritance only during the period within one year after the last date worked by the participant, but in no event beyond the original expiration date of the option.

13.  Effect of Certain Changes.

(a)  If there is any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, spin-off or other similar change in capitalization, any distribution to common shareholders, including a rights offering, other than cash dividends, or any like change, then the number of shares of Common Stock available for grant under Section 4, the authorization limits in Section 5, the number of such shares covered by outstanding options, and the price per share of such options shall be proportionately adjusted by the Committee to reflect such change or distribution; provided,  however, that any fractional shares resulting from such adjustment shall be eliminated.  Without limiting the foregoing, in the event of a subdivision of the outstanding shares of Common Stock (stock-split), a declaration of a dividend payable in shares of Common Stock, or a combination or consolidation of the outstanding shares of Common Stock into a lesser number of shares, the authorization limits under Sections 4 and 5 shall automatically be adjusted proportionately, and the shares of Common Stock then subject to each option shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.

(b)  In the event of a change in the Common Stock of the Company as presently constituted, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

(c)  In the event of a reorganization, recapitalization, merger, consolidation, acquisition of property or stock, extraordinary dividend or distribution, separation or liquidation of the Company, or any other event similarly affecting the Company, the Board or the Committee shall have the right, but not the obligation, notwithstanding anything to the contrary in this Plan, to provide that outstanding options granted under this Plan shall (i) be canceled in respect of a cash payment or the payment of securities or property, or any combination thereof, with a per share value determined by the Board in good faith to be equal to the value received by the stockholders of the Company in such event in the respect of each share of Common Stock, with appropriate deductions of exercise prices, or (ii) be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction.

(d)  To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The Committee's determination need not be uniform and may be different for different participants whether or not such participants are similarly situated.

14.  Nonexclusive Plan.  Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

15.  Assignability.  Nonqualified options may be transferred by gift to any member of the optionee's immediate family or to a trust for the benefit of one or more of such immediate family members, and nonqualified and incentive stock options may be transferred by the laws of descent and distribution.  Incentive stock options are otherwise non-transferable.  During an optionee's lifetime, options granted to an optionee may be exercised only by such optionee or by his or her guardian or legal representative unless the option has been transferred in accordance with the preceding sentence, in which case, it shall be exercisable only by such transferee.  For purposes of this Section 15, immediate family shall mean the optionee's spouse, children and grandchildren.

16.  Amendment or Discontinuance.  The Plan may be amended or discontinued by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (a) materially increase (except as provided in Section 13 hereof) the maximum number of shares of Common Stock for which options may be granted under the Plan, (b) materially expand the class of employees eligible to participate in the Plan, (c) expand the types of awards available under the Plan, (d) otherwise materially increase the benefits to participants under the Plan, or (e) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of the principal stock exchange or the NASDAQ National Market on which the Common Stock is then listed or traded.

17.  Options Previously Granted.  At any time and from time to time, the Committee may amend, modify or terminate any outstanding option without approval of the participant; provided, however:

(a)  Such amendment, modification or termination shall not, without the participant's consent, reduce or diminish the value of such option determined as if the option had been exercised on the date of such amendment or termination (with the per-share value of an option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise price of such option);

(b)  The original term of an option may not be extended without the prior approval of the stockholders of the Company;

(c)  Except as otherwise provided in Section 13, the exercise price of an option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d)  No termination, amendment, or modification of the Plan shall adversely affect any option previously granted under the Plan, without the written consent of the participant affected thereby.  An outstanding option shall not be deemed to be "adversely affected" by a Plan amendment if such amendment would not reduce or diminish the value of such option determined as if the option had been exercised on the date of such amendment (with the per-share value of an option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise price of such option).

18.  Effect of Plan.  Neither the adoption of the Plan nor any action of the Board or Committee shall be deemed to give any Corporate Officer or employee any right to be granted an option to purchase Common Stock or any other rights except as may be evidenced in a valid resolution, action, or minutes of the Committee (or of such person delegated by the Committee pursuant to Section 2), or by a stock option agreement or notice, or any amendment thereto, duly authorized by the Board or Committee (or by such person delegated by the Committee pursuant to Section 2) and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

19.  Term.  Unless sooner terminated by action of the Board, this Plan will terminate on August 1, 2024.  The Committee may not grant options under the Plan after that date, but options granted before that date will continue to be effective in accordance with their terms.  No incentive stock option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the date the Plan was adopted by the Board, or the termination of the Plan, if earlier.

20.  Effectiveness; Approval of Stockholders.  The Plan shall take effect upon its adoption by the Board, but its effectiveness and the exercise of any options shall be subject to the approval of the holders of a majority of the voting shares of the Company, which approval must occur within twelve months after the date on which the Plan is adopted by the Board.

21.  Definitions.  For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

(a)  "Board" means the Board of Directors of the Company.

(b)  "Cause" means the commission of an act of dishonesty, gross incompetency or intentional or willful misconduct, which act occurs in the course of participant's performance of his duties as an employee.

(c)  "Code" means the Internal Revenue Code of 1986, as amended.

(d)  "Common Stock" means the Common Stock which the Company is currently authorized to issue or may in the future is authorized to issue (as long as the Common Stock varies from that currently authorized, if at all, only in amount of par value).

(e)  "Company" means AVX Corporation, a Delaware corporation.

(f)  "Exchange Act" means the Securities Exchange Act of 1934, as from time to time amended.

(g)  "Fair Market Value" means the closing price of a share of Common Stock on the date of grant (or, if not a trading day, on the last preceding trading day) as reported on the New York Stock Exchange Composite Transactions Tape or, if not listed on the New York Stock Exchange, the principal stock exchange or the NASDAQ National Market on which the Common Stock is then listed or traded; provided,  however, that if the Common Stock is not so listed or traded then the Fair Market Value shall be determined in good faith by the Committee.

(h)  "Incapacity" means any material physical, mental or other disability rendering the participant incapable of substantially performing his services hereunder that is not cured within 180 days of the first occurrence of such incapacity.  If the determination of Incapacity relates to an incentive stock option, "Incapacity" means Permanent and Total Disability, as defined in Section 22(e)(3) of the Code.  In the event of any dispute between the Company and the participant as to whether the participant is incapacitated as defined herein, the determination of whether the participant is so incapacitated shall be made by an independent physician selected by the Company's Board of Directors and the decision of such physician shall be binding upon the Company and the participant.

(i)  "Parent" means any corporation in an unbroken chain of corporations ending with the Company if, at the time of granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(j)  "Plan" means this AVX Corporation 2014 Stock Option Plan as amended from time to time.

(k)  “Retirement” means, with respect to any participant, the participant's retirement as an employee of the Company on or after reaching age 65, or as otherwise provided under a participant's terms of employment governed by a separate agreement.

(l)  "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.  The "Subsidiaries" means more than one of any such corporations.

(m)  "Ten Percent Shareholder" means an individual who owns (or is treated as owning under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.